Exhibit 10.18

WAIVER AND AMENDMENT NO. 1 TO SUBSCRIPTION AGREEMENT

This Waiver and Amendment No. 1 (the “Agreement”), dated as of January 14, 2022, is entered into by and between Roth CH Acquisition III Co., a Delaware corporation (the “Company”), and the undersigned, which constitute a majority in interest of, collectively, subscribers party to the Subscription Agreements, dated as of June 16, 2021 (each, a “Subscription Agreement” and, collectively, the “Subscription Agreements”), by and between the Company and such subscribers (each, a “Subscriber” and, collectively, the “Subscribers”) and include any Subscriber that, along with any affiliated Other Subscribers of such Subscriber, has an aggregate Purchase Price of at least $10 million. Unless otherwise defined herein, capitalized terms used herein shall have the meanings, if any, assigned to such terms in the Subscription Agreements.

WHEREAS, the Company has entered into a Subscription Agreement with each Subscriber, pursuant to which such Subscriber agreed to subscribe for and purchase, and the Company agreed to issue and sell to such Subscriber, upon payment of the Purchase Price, the Shares on the terms and conditions set forth therein;

WHEREAS, each Subscriber party hereto (a) is a sophisticated investor, (b) has asked the Company and BCP QualTek HoldCo, LLC, a Delaware limited liability company (“QualTek”), questions concerning the Company and QualTek and has received satisfactory answers to such questions, and has had access to such other information concerning the Company and QualTek as it has requested, in order to make an informed and voluntary decision to enter into this Agreement, (c) has adequate information concerning the Company and QualTek to make an informed decision regarding the transactions contemplated hereby and (d) has independently made its own analysis and decision to enter into this Agreement; and

WHEREAS, the Company and the undersigned wish to make certain amendments to the Subscription Agreements, and consent to, and waive certain rights with respect to, certain other related transactions and agreements.

NOW, THEREFORE, in consideration of the mutual covenants, conditions and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the undersigned hereby agree and acknowledge as follows:

1.Amendments to the Subscription Agreements.  The second recital of each Subscription Agreement is hereby amended and restated in its entirety as follows:

“WHEREAS, in connection with the Transactions, Subscriber desires to subscribe for and purchase from the Company that number of the Company’s common stock, par value $0.0001 per share (including securities issued in respect thereof or related thereto (including, but not limited to the Class A Common Stock (as defined below) into which shares shall convert in connection with the Transactions, the “Common Stock”)), set forth on the signature page hereto (the “Shares”) for a purchase price of $8.00 per share (the “Per Share Price”) and the aggregate purchase price set forth on the signature page hereto (the “Purchase Price”), and the Company desires to issue and sell to Subscriber the Shares in consideration of the payment of the Purchase Price by or on behalf of Subscriber to the Company on or prior to the Closing (as defined below).”

2.Acknowledgements.

(a)in accordance with the terms set forth in that certain Term Sheet attached hereto as Exhibit A (the “Permitted Backstop Issuance Term Sheet”), the Company and/or QualTek may issue senior unsecured convertible notes prior to, concurrently with, or immediately following the

Closing, up to $90 million of which senior unsecured convertible notes will be issued to Fortress Credit Corp., $10 million of which senior unsecured convertible notes will be issued to entity(ies) affiliated with Brightstar Capital Partners and with additional senior unsecured convertible notes to be issued to Subscribers that exchange their commitments pursuant to such Subscriber’s Subscription Agreement for senior unsecured convertible notes pursuant to Section 4 hereof and which senior unsecured convertible notes will be convertible into Buyer Class A Common Stock (as defined in the Transaction Agreement) (the “Permitted Backstop Issuance”), with the proceeds thereof to be used primarily for general working capital of QualTek and the other Group Companies (as defined in the Transaction Agreement) and the funding of any acquisition(s) of all or a part of another Person(s) or assets of such Person(s);

(b)as of the date of this Agreement, to the knowledge of each Subscriber party hereto, neither the Company nor QualTek are in default under the Subscription Agreements (as amended) and no event or condition has occurred or exists which would constitute a default by the Company or QualTek under the Subscription Agreements (as amended);

(c)each Subscriber party hereto has reviewed and considered and understands any and all information disclosed and provided to date, including any information made available, publicly or otherwise, to such Subscriber by the Company, QualTek or their respective representatives and has made its own decision based on its own judgment, due diligence and advice from its advisors, as applicable, as it, he or she has deemed necessary and not based on any view expressed by any other person or entity;

(d)each Subscriber party hereto is not relying upon, and has not relied upon, any advice, statement, representation or warranty made by any person by or on behalf of the Company or QualTek, or any of their respective agents, attorneys, other advisors their respective affiliates, except for the express statements, representations and warranties of the Company made or contained in this Agreement and any other representations and warranties are disclaimed by the Company and QualTek, and their respective affiliates, agents and advisors; furthermore, each Purchaser acknowledges that nothing in this Agreement or any other materials presented by or on behalf of the Company or QualTek to such Subscriber in connection herewith constitutes legal, tax or investment advice;

(e)except as expressly modified herein and hereby, the  Subscription Agreements and the Transaction Agreement continue in full force and effect in accordance with their terms after the the date hereof;

(f)each Subscriber party to the Subscription Agreements has been offered the same benefits made pursuant to the Agreement;

(g)each Subscriber hereby acknowledges that the Company will file a form of the Agreement as an exhibit to a Current Report on Form 8-K and other filings with the Securities and Exchange Commission; and

(h)each Subscriber hereby acknowledges and approves the termination of that certain Founder Shares Forfeiture and Lock-Up Agreement (the “Founder Shares Agreement”), dated as of June 16, 2021, by and between the Company, QualTek, and each of the Holders (as defined in the Founder Shares Agreement) signatory thereto.

3.Waiver and Consent.  By executing this Agreement, each Subscriber party hereto (a) consents and hereby approves the Permitted Backstop Issuance; (b) acknowledges that neither the Company nor QualTek shall have any liability to any Subscriber party hereto, and such Subscribers expressly waive any and all rights to notice or other rights or remedies they may have as a result of the Permitted Backstop Issuance, including any participation, preemptive, and/or anti-dilution rights in connection therewith and/or any restrictions on the Company or QualTek to issue debt or equity securities under the Subscription Agreements; and (c) waives any breach or right to notice, event of default or right of termination or modification that would be caused by the Permitted Backstop Issuance.

4.Participation Permitted Backstop Issuance.  In connection with each Subscriber’s execution of this Agreement, such Subscriber may elect to participate in the Permitted Backstop Issuance in lieu of all or any portion of such Subscriber’s subscription under their Subscription Agreement (such portion, the “Permitted Backstop Issuance Conversion Amount”) as provided in this Section 4 by executing the Permitted Backstop Issuance Participation Election attached hereto as Exhibit B (a “Permitted Backstop Issuance Participation Election”) and indicating such Subscriber’s Permitted Backstop Issuance Conversion Amount thereon. Such Subscriber’s right to elect to participate in the Permitted Backstop Issuance shall terminate upon Subscriber’s execution of this Agreement without an accompanying executed Permitted Backstop Issuance Participation Election. In the event a Subscriber executes a Permitted Backstop Issuance Participation Election, such Subscriber’s subscription under their Subscription Agreement shall, subject to, and conditioned upon, such Subscriber’s concurrent irrevocable commitment to subscribe for, and the execution of the agreements to effectuate such Subscriber’s commitment to acquire, an amount of the Permitted Backstop Issuance equal to such Subscriber’s Permitted Backstop Issuance Conversion Amount, become void ab initio with respect to such Subscriber’s Permitted Backstop Issuance Conversion Amount and neither such Subscriber nor the Company shall have any further rights or obligations thereunder with respect to such Subscriber’s Permitted Backstop Issuance Conversion Amount.

5.Miscellaneous. Section 7 of the Subscription Agreements is hereby incorporated by reference and made a part hereof, mutatis mutandis.

* * * * *

IN WITNESS WHEREOF, each of the Company and the Subscribers party hereto has executed or caused this Agreement to be executed by its duly authorized representative as of the date set forth below.

ROTH CH ACQUISITION III CO.

By:
Name:
Title:

[SIGNATURE PAGES OF SUBSCRIBERS FOLLOW]

Accepted and agreed this __th day of [____], 2022.

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed by its authorized signatory as of the date first indicated above.

Name(s) of Subscriber:

Signature of Authorized Signatory of Subscriber:

Name of Authorized Signatory:

Title of Authorized Signatory:

EXHIBIT A

(attached)

EXHIBIT B

Permitted Backstop Issuance Participation Election

Reference is made to the Waiver and Amendment No. 1 to Subscription Agreement, dated as of January [•], 2022, provided to the undersigned by Roth CH Acquisition III Co. (the “Agreement”). Capitalized terms used but not defined in this Exhibit B shall having the meanings if any, assigned to such terms in the Agreement.

By executing this Permitted Backstop Issuance Participation Election, the undersigned hereby irrevocably elects and commits to participate in the Permitted Backstop Issuance in accordance with Section 4 of the Agreement with the Permitted Backstop Issuance Conversion Amount set forth below provided, however, that, prior to Closing, the undersigned shall be provided copies of the definitive documents in respect of the Permitted Backstop Issuance and if: (i) the terms of such definitive documents materially differ from the terms set forth in the Permitted Backstop Issuance Term Sheet on Exhibit A hereto in a manner adverse to the undersigned or (ii) any terms included therein and not contemplated by the Permitted Backstop Issuance Term Sheet are adverse in any material respect to it, as determined by the undersigned in its discretion, acting reasonably, then the undersigned shall have 48 hours from the receipt of definitive documentation to elect to provide written notice to the Company of its revocation of such election to participate in the Permitted Backstop Issuance and in such case shall still be subject to the other terms of the Subscription Agreement, as amended by Amendment No. 1.

Permitted Backstop Issuance Conversion Amount: $____________

[SUBSCRIBER]

By:
Name:
Its: